EXHIBIT 99.1

Osiris Therapeutics Closes Osteocel® Transaction Worth up to $137 Million

Shareholders Overwhelmingly Approve the Sale as Osiris Prepares for Commercialization of its Next Generation Stem Cell Therapies

Columbia, Maryland – July 24, 2008 – Osiris Therapeutics, Inc. (NASDAQ:OSIR) today announced that it has closed its definitive agreement with NuVasive, Inc. (NASDAQ:NUVA) for the purchase of the Osteocel business in a transaction worth up to $137 million. Osiris shareholders approved the transaction; shareholder approval was the last major condition of closing. As a result of closing the deal, Osiris has received a $35 million payment from NuVasive.  The completion of the transaction allows Osiris to focus on the launch of its next generation stem cell therapies, including Prochymal and Chondrogen.

At a special meeting of Osiris shareholders held today, over 20.2 million shares were cast in favor of the transaction with only 11,389 opposed.  Additionally, a motion for a temporary restraining order filed yesterday by Orthofix to prevent the closing was denied following a hearing in Federal Court, clearing the way for the transaction.

In May 2008, Osiris announced its intent to sell Osteocel to NuVasive.  The Transaction is composed of two major agreements - an asset purchase agreement worth up to $85 million and an 18 month product supply agreement worth an additional $52 million in revenue.  The asset purchase agreement includes an initial upfront payment of $35 million and up to $50 milestone payments, including $22.5 million in milestone payments for the delivery of product, an additional $12.5 million milestone payment upon transfer of certain manufacturing assets, and a $15 million payment upon NuVasive’s achievement of $35 million in cumulative Osteocel sales.  It is anticipated that these milestones will be reached by the end of 2009.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is a leading stem cell therapeutic company focused on developing and marketing products to treat medical conditions in the inflammatory, orthopedic and cardiovascular areas. Osiris currently markets and sells Osteocel for regenerating bone in orthopedic indications. Prochymal is being evaluated in Phase III clinical trials for three indications, including acute and steroid refractory Graft versus Host Disease and also Crohn’s disease, and is the only stem cell therapeutic currently designated by FDA as both an Orphan Drug and Fast Track product. Osiris also has partnered with Genzyme Corporation to develop Prochymal as a medical countermeasure to nuclear terrorism and other radiological emergencies. Prochymal is also being developed for the repair of heart tissue following a heart attack, the protection of pancreatic islet cells in patients with type 1 diabetes, and the repair of lung tissue in patients with chronic obstructive pulmonary disease. The Company’s pipeline of internally developed biologic drug candidates under evaluation also includes Chondrogen for arthritis in the knee. Osiris is a fully integrated company, having developed capabilities in research, development, manufacturing, marketing and distribution of stem cell products. Osiris has developed an extensive intellectual property portfolio to protect the company’s technology including 47 U.S. patents each having one or more foreign counterparts.  Osiris, Prochymal, Chondrogen and Osteocel are registered trademarks of Osiris Therapeutics, Inc. More information can be found on the company’s website, www.Osiris.com.  (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding the following: our product development efforts; our clinical trials and anticipated regulatory requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for MSCs and biologic drug candidates; our cash needs; patents and proprietary rights; ability of our potential products to treat disease; our plans for sales and marketing; our plans regarding our facilities; types of regulatory frameworks we expect will be applicable to our potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Erica Elchin, Osiris Therapeutics, Inc. at (443) 545-1834

OsirisPR@Osiris.com

Media Contacts:

Stacey Holifield/Andrew Law

Schwartz Communications

(781) 684-0770

Osiris@schwartz-pr.com